SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                       September 13, 1995




                           CACHE, INC.
_________________________________________________________________
     (Exact name of registrant as specified in its charter)





Florida                       0-10345                      59-1588181
(State or other      (Commission File Number)             (IRS Employer
jurisdiction of                                          Identicication No.)
incorporation)



             1460 Broadway, New York, New York 10036
            (Address of principal executive offices)


          Registrant's telephone number: (212) 840-4242



                        Page 1 of 5 Pages

                     Index Appears on Page 4

Item 5.   Other Events

          On September 13, 1995, Mr. Michael A. Warner resigned from his positions with the Registrant, including as President and General
Merchandise Manager of the Registrant and as a Director of the Registrant, effective immediately. A press release issued by the Registrant on September 13, 1995 in which it announced the resignation and certain promotions is attached hereto as Exhibit 28.1 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

     None

(b)  Pro Forma Financial Information

     None

(c)  Exhibits

     28.1      Press release issued by Cache, Inc. on September 13, 1995.


                        Page 2 of 5 Pages

                           Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: September 13, 1995               CACHE, INC.


                                      By:  /s/ Andrew M. Saul
                                         ------------------------
                                    Name:  Andrew M. Saul
                                   Title:  Chairman of the Board


                       Page 3 of 5 Pages

                        INDEX OF EXHIBITS



Exhibit             Description                        Page

28.1          Press Release issued by Cache,
              Inc. on September 13, 1995                 5






                  Page 4 of 5 Pages

                          Exhibit 28.1



                    [Cache, Inc. Letterhead]





Contact:  Thomas E. Reinckens
          Executive Vice President,
          Chief Financial Officer
          Cache, Inc.
          (212) 840-4246



FOR IMMEDIATE RELEASE

     New York, New York, September 13, 1995 . . . . . . . . . . . . .
Cache, Inc. (NMS:CACH) announced today that Mr. Michael A. Warner resigned from his positions as President and General Merchandise Manager of Cache and from the Board of Directors of Cache to pursue other career opportunities, effective immediately. Concurrently, Cache's Board promoted Ms. Mae Soo Hoo, a vice president of Cache, to Executive Vice President - General Merchandise Manager, assuming Mr. Warner's responsibilities, promoted
Mr. Thomas E. Reinckens, a vice president and the chief financial officer of Cache, to Executive Vice President and Chief Financial Officer and appointed Ms. Soo Hoo to the Board of Directors.

     Cache, Inc. owns and operates 145 women's apparel specialty stores, all of which are operated under the trade name "Cache". The Company specializes in the sale of high fashion women's apparel in the better to expensive price range.



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